      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 30, 2002
                                                    REGISTRATION NOS.: 333-80663
                                                                       333-50480
                                                                       333-85330
                                                                       333-97176
                                                                       333-33891

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENTS
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         REGENERON PHARMACEUTICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     NEW YORK                               13-3444607
           (STATE OR OTHER JURISDICTION                  (I.R.S. EMPLOYER
         OF INCORPORATION OR ORGANIZATION)              IDENTIFICATION NO.)

                             777 OLD SAW MILL RIVER ROAD
                              TARRYTOWN, NEW YORK 10591
                                   (914) 347-7000
                 (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
          INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             1990 LONG-TERM INCENTIVE PLAN

                               (FULL TITLE OF THE PLANS)

                                STUART A. KOLINSKI, ESQ.
                                    GENERAL COUNSEL
                            REGENERON PHARMACEUTICALS, INC.
                              777 OLD SAW MILL RIVER ROAD
                             TARRYTOWN, NEW YORK 10591-6707
                                     (914) 347-7000
                (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
                       INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                       COPIES TO:

                                  DAVID J. GOLDSCHMIDT
                        SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                   FOUR TIMES SQUARE
                      NEW YORK, NEW YORK 10036-6522(212) 735-3000

This Post Effective Amendment No. 1 to the Registration Statements shall become effective upon filing in accordance with Rule 464 under the Securities Act of 1933, as amended (the "Securities Act").

         This Post-Effective Amendment No. 1 to the Registration Statements is being filed with the Securities Exchange Commission (the "SEC") pursuant to Rule 464 under the Securities Act, and includes the registration statement facing page, this page and the signature page.


                                  RE-ALLOCATION

         Between August 1992 and June 1999, Regeneron Pharmaceuticals, Inc. (the "Registrant") registered in excess of 6,900,000 shares of Common Stock for issuance under the Registrant's 1990 Long-Term Incentive Plan, as amended and restated (the "1990 Plan") on Form S-8 Registration Statements filed with the SEC having the following File Numbers and filing dates: 333-50480 (August 5, 1992), 333-85330 (October 19, 1994), 333-97176 (September 20, 1995), 333-33891
(August 19, 1997) and 333-80663 (June 15, 1999). On June 14, 2002, 316,184 of
those shares were transferred from the 1990 Plan to the Registrant's 2000 Long-Term Incentive Plan (the "2000 Plan"), which is the successor plan to the 1990 Plan. Therefore, Registrant is hereby re-allocating 316,184 of the previously registered shares under the 1990 Plan to the 2000 Plan, such re-allocation will be effective immediately upon the filing of this Post-Effective Amendment No. 1. The Registrant will carry forward those 316,184 shares to a new Form S-8 Registration Statement related to the 2000 Plan. As of June 14, 2002, no further option grants or stock issuances in respect of new grants will be made under the 1990 Plan.

                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING OF THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE FORM S-8 REGISTRATION STATEMENTS LISTED ABOVE, AND HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENTS TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE VILLAGE OF TARRYTOWN, STATE OF NEW YORK, ON THE 30TH DAY OF JULY, 2002.

                                  REGENERON PHARMACEUTICALS, INC.




                                  By:  /s/ Leonard S. Schleifer, M.D., Ph.D.
                                       -------------------------------------
                                       Leonard S. Schleifer, M.D., Ph.D.
                                       President and Chief Executive Officer


         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE FORM S-8 REGISTRATION STATEMENTS HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                  NAME                                         TITLE                              DATE
                  ----                                         -----                              ----

/s/ P. Roy Vagelos, M.D.
-------------------------------------      Chairman of the Board of Directors              July 30,  2002
          P. Roy Vagelos, M.D.

/s/ Leonard S. Schleifer, M.D., Ph.D.
-------------------------------------      President and Chief Executive Officer and       July 30, 2002
    Leonard S. Schleifer, M.D., Ph.D.      Director (Principal Executive Officer)

/s/ Murray A. Goldberg
-------------------------------------      Senior Vice President, Finance &                July 30, 2002
           Murray A. Goldberg              Administration, Chief Financial Officer,
                                           Treasurer and Assistant  Secretary
                                           (Principal Financial Officer)

/s/ Douglas S. McCorkle
-------------------------------------      Controller and Assistant Treasurer  (Chief      July 30, 2002
           Douglas S. McCorkle             Accounting Officer)

/s/ Charles A. Baker
-------------------------------------      Director                                        July 30, 2002
            Charles A. Baker

/s/ Michael S. Brown, M.D.
-------------------------------------      Director                                        July 30, 2002
         Michael S. Brown, M.D.

/s/ Alfred G. Gilman, M.D., Ph.D.
-------------------------------------      Director                                        July 30, 2002
      Alfred G. Gilman, M.D., Ph.D.

/s/  Joseph L. Goldstein, M.D.
-------------------------------------      Director                                        July 30, 2002
        Joseph L. Goldstein, M.D.

/s/ George D. Yancopoulos, M.D., Ph.D.
-------------------------------------      Director                                        July 30, 2002
   George D. Yancopoulos, M.D., Ph.D.

/s/ Eric M. Shooter, Ph.D.
-------------------------------------      Director                                        July 30, 2002
         Eric M. Shooter, Ph.D.

/s/ George Sing
-------------------------------------      Director                                        July 30, 2002
               George Sing